Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated September 1, 2020, relating to the balance sheet of Sandbridge Acquisition Corporation as of July 3, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 23, 2020 (inception) through July 3, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 1, 2020